UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

EXPLANATORY NOTE

On January 8, 2019, Ekso Bionics Holdings, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Report”) to report certain preliminary financial results for the quarter and year ended December 31, 2018.

This current report on Form 8-K/A amends and supplements the Original Report by adding Item 8.01 – Other Events – to the Original Report, and should be read in conjunction with the Original Report. Except as stated above, no other information contained in the Original Filing has been amended.

Item 8.01	Other Events.

On January 8, 2019, the Company issued a press release announcing certain preliminary financial results for the quarter and year ended December 31, 2018. As disclosed in the press release:

• Revenue for the fourth quarter of 2018 was an estimated $3.3 million, reflecting year-over-year growth of 32% compared to total revenue of $2.5 million in the fourth quarter of 2017, including approximately $2.4 million in medical revenue and approximately $710,000 on shipments of industrial products. Total revenue for fiscal year 2018 is estimated to be approximately $11.3 million, compared to $7.4 million in 2017. This reflects estimated year-over-year growth of 52%.

• The Company shipped 25 EksoGT systems in the fourth quarter ended December 31, 2018, of which 14 were new sales and 11 were new rentals. In addition, one previously rented unit was converted to a sale. A total of 90 EksoGT units were shipped in 2018, a nearly 50% increase over the 61 units shipped in 2017. This brings the total number of EksoGT systems in the field at year-end to 354, including 44 rental units.

The estimated, projected or anticipated financial results, financial condition or other financial information discussed in this current report on Form 8-K/A are based on management’s preliminary unaudited analysis of financial results for the period and year ended December 31, 2018.  As of the date of this report, the Company has not completed its financial statement reporting process for the period ended December 31, 2018, and the Company’s independent registered accounting firm has not audited the preliminary financial data discussed in this report. During the course of the Company’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the period and year ended December 31, 2018, the Company may identify items that would require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to risks and uncertainties that may cause the actual results and timing of certain events and circumstances to be materially different from those described by the forward-looking statements. Such resulting differences may include material adjustments to the information provided above. The Company does not undertake to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/	John Glenn
Name:		John Glenn
Title:		Chief Financial Officer

Dated: January 18, 2019